GRAHAM & DUNN PC
                          1420 Fifth Avenue, 33rd Floor
                         Seattle, Washington 98101-2390
                                 (206) 624-8300
                            Facsimile: (206) 340-9599


March 17, 1998

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549

   Re: The Ackerley Group,  Inc.;
       Schedule 14A Preliminary Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Dear Sir or Madam:

     On behalf of The Ackerley Group, Inc., a Delaware corporation ("Company"), we are transmitting the Company's Schedule 14A Preliminary Proxy Statement, prepared pursuant to Section 14(a) of the Securities Exchange Act of 1934, which is being filed electronically via the EDGAR system.

     In the event there are any questions concerning the enclosed Preliminary Proxy Statement, please feel free to contact me at (206) 340-9642.

                                Very truly yours,

                                GRAHAM & DUNN

                                /s/ Carmen L. Smith

                                Carmen L. Smith

Enclosures

cc:      The Ackerley Group, Inc. (w/ Encl)
         New York Stock Exchange, Inc. (w/ Encl)
         Ernst & Young LLP (w/ Encl)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

     /X/  Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     / /  Definitive  Proxy Statement
     / /  Definitive Additional Materials
     / /  Soliciting Material Pursuant to ss.  240.14a.11(c) or ss. 240.14a-12

                            THE ACKERLEY GROUP, INC.
                  (Name of Registrant as Specified in Charter)

                                       N/A
      (Name of Persons Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     /X/ No fee required.

     / / Fee computed on table below per Exchange Act Rules14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                                       N/A

     (2) Aggregate number of securities to which transaction applies:

                                       N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A

     (4) Proposed maximum aggregate value of transaction:
                                       N/A

     (5) Total fee paid:

                                       N/A

     / / Fee paid previously with preliminary materials

     / / Check box if any part of the fee is offset as  provided  by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

                                       N/A

     (2)  Form, Schedule or Registration Statement No.:

                                       N/A

     (3)   Filing Party:

                                       N/A

     (4)   Date Filed:

                                       N/A

                                 March 27, 1998


TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders of The Ackerley Group, Inc. ("Company"), which will be held at 9:00 a.m., Pacific Daylight Savings Time on Monday, May 4, 1998, at The Rainier Club, 820 Fourth Avenue, Seattle Washington 98104-1653. For your use in preparation for the Annual Shareholders Meeting, we have enclosed a Notice of Annual Meeting, a Proxy Statement, a Proxy form and a copy of our Annual Report on Form 10-K.

     At the Annual Meeting, you will be asked to elect directors, and to approve an amendment to and the restatement of our Certificate of Incorporation. If you do not plan to attend this meeting, we request that you return the enclosed Proxy as soon as possible. We have provided a return envelope for your convenience. If you attend the meeting, you may vote in person.

                                     Sincerely,



                                      Denis M. Curley
                                      Co-President and Chief Financial Officer,
                                      Treasurer and Secretary

                      Notice of Annual Shareholders Meeting

     The Annual Meeting of Shareholders of The Ackerley Group, Inc. will be held at The Rainier Club, 820 Fourth Avenue, Seattle, Washington 98104-1653, on Monday, May 4, 1998 at 9:00 a.m., Pacific Daylight Savings Time, for the purpose of considering and voting upon the following matters:

         1. Election of Directors. Electing a Board of Directors to hold office until the next Annual Shareholders Meeting and until their successors have been elected and qualified.

         2.   Amendment  and   Restatement  of  Certificate  of   Incorporation.
              Approving the amendment and restatement of our Certificate of Incorporation.

         3. Other business that may properly be brought before the meeting or any adjournment of the Meeting.

     Shareholders of record of Common Stock and Class B Common Stock at the close of business on March 25, 1998 are entitled to notice of and to vote at the Annual Shareholders Meeting. We will prepare a complete list of shareholders entitled to vote at the Annual Shareholders Meeting, which you can examine at our headquarters, located at 1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101, or at the meeting. The list will be available at our headquarters beginning ten days before the meeting.

                                       By Order of the Board of Directors




Seattle, Washington                    Denis M. Curley
March 27, 1998                         Co-President and Chief Financial Officer,
                                       Secretary and Treasurer


===============================================================================

                             YOUR VOTE IS IMPORTANT

     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Shareholders Meeting in person. If you do attend the Annual Shareholders Meeting, you may then withdraw your proxy. Any person giving a proxy may revoke it prior to its exercise.

================================================================================

                                 Proxy Statement

     This Proxy Statement and the accompanying Proxy are being first sent or given to our shareholders on or about March 27, 1998, for use in connection with the Annual Meeting of Shareholders of The Ackerley Group, Inc. to be held on Monday, May 4, 1998 at 9:00 a.m., Pacific Daylight Savings Time.

Voting Shares

     The record date for the Annual Shareholders Meeting is March 25, 1998. Thus, only persons who owned shares of our voting common stock, par value $.01 per share (including Common Stock and Class B Common Stock), of record at the close of business on March 25, 1998 will be entitled (i) to notice of the Annual Shareholders Meeting, and (ii) to vote at the Annual Shareholders Meeting.

     At the close of business on March 25, 1998, there were ____________ shares of Common Stock and ____________ shares of Class B Common Stock issued and outstanding. Holders of shares of our Common Stock are entitled to one (1) vote per share; holders of shares of our Class B Common Stock are entitled to ten
(10) votes per share.

     Shareholders are not entitled to cumulate their votes in the election of directors. This means that shareholders cannot cumulate all of their votes for one director nominee and not vote in the elections of other nominees.

Solicitation of Proxies

     The enclosed Proxy is solicited by and on behalf of our Board of Directors. We will bear the cost of solicitation, including costs for printing and distributing this Proxy Statement and the enclosed Proxy. In addition to our distribution of this Proxy Statement and other materials via the mails, solicitation may be made, without additional compensation, by our directors, officers and regular employees by telephone, telegraph and personal interview.

     Some shares of our Common Stock are held by brokers, nominees and others on behalf of other persons and entities. Such brokers, nominees and similar record holders will incur expenses in forwarding this Proxy Statement and related materials to beneficial owners. We will reimburse such parties for those expenses, so long as those expenses are reasonable.

Appointment of Proxies

     You can appoint a proxy by completing and returning the Proxy form included with this Proxy Statement. Your Proxy, if returned to us, will be voted in the following manners:

     o    If you direct  that your  shares be voted in any  particular  manner -
          either  "FOR"  or  "AGAINST"  the  matters  being   submitted  to  our
          shareholders - your shares will be voted as you direct.

     o If you do not direct that your shares be voted in any particular manner, the persons named in the Proxy intend to vote your shares as follows:

          *    With regard to (i) the  election of our Board of  Directors,  and
               (ii) the amendment and restatement of our Certificate of Incorporation, the persons named in the Proxy intend to vote your shares "FOR" the election of the nominated directors, and "FOR" the amendment and restatement of our Certificate of Incorporation.

          * With regard to any other matters that may properly be brought at the Annual Shareholders Meeting, the persons named in the Proxy intend to vote your shares as recommended by our management.

Revocation of Proxies

     You can revoke your Proxy at any time before it is exercised at the Annual Shareholders Meeting. In order to revoke your Proxy, you must deliver written notice to the Company's Secretary or Assistant Secretary before the Proxy is voted on any matter at the Annual Shareholders Meeting.

Annual Report

     Along with this Proxy Statement, we are delivering to you our Annual Report, for the fiscal year ended December 31, 1997.

                                 * * * * * * * *

                             Business of the Meeting

     We are submitting the following matters to you for approval at the Annual Shareholders Meeting:

                         Item 1 - Election of Directors

     At the Annual Shareholders Meeting, we will ask you to elect a Board of Directors to serve until our next Annual Shareholders Meeting in 1999, and until their successors are elected and qualified.

Board of Directors

     Our Board of Directors cannot consist of less than one (1) director and cannot consist of more than eight (8) directors. Our Certificate of Incorporation provides that the presently-sitting Board may change the number of directors from time to time. Once elected, Board members serve terms of one (1) year, and until their successors are elected and qualified.

Nominees

     The Board of Directors has fixed the number of directors to be elected at this Annual Shareholders Meeting at five (5), and has nominated the following persons for election as directors, all of whom are the current members of the Board of Directors:


                                       Company
                                      Director
          Nominee             Age       Since              Principal Occupation and Professional Experience
          -------             ---       -----              ------------------------------------------------

    Barry A. Ackerley          63        1975      Mr. Ackerley is our founder.  He currently serves as Co-Chair and Chief Executive Officer of The Ackerley Group, Inc.

    Gail A. Ackerley           60        1995      Ms. Ackerley is the Co-Chair and Co-President of The Ackerley
                                                   Group, Inc.  She also serves as Chair of Ackerley Corporate
                                                   Giving, supervising our charitable activities.

    Richard P. Cooley          74        1995      Mr. Cooley is the former Chairman and Chief Executive Officer of
                                                   Seattle First National Bank.  He served as Chairman from 1988 through April 1994, and served as Chief Executive Officer from
                                                   1988 through 1991.  He is presently a member of the Board of
                                                   Directors of Egghead Inc.

    M. Ian G. Gilchrist        48        1995      Mr. Gilchrist is the Managing Director of Salomon Smith Barney,
                                                   an investment banking firm.  Prior to joining that company in
                                                   May 1995, Mr. Gilchrist was Managing Director of CS First Boston
                                                   Corporation.

    Michel C. Thielen          63        1979      Mr. Thielen is Chairman and President of Thielen & Associates,
                                                   an advertising agency.  He is also Vice President with Executive
                                                   Wings, Inc., an airport operations company.


     Barry A. Ackerley and Gail A. Ackerley are husband and wife. Additional information regarding transactions involving our operations and the Ackerley family is set forth under "Certain Relationships and Transactions" below.

     Additional information concerning the director nominees' stock ownership, compensation and related matters are discussed under "Board of Directors," "Executive Officers," and "Share Ownership" below.

Voting

     Directors are elected separately for the five Board positions. In order to be elected as a director at the Annual Shareholders Meeting, a nominee must receive a plurality of the votes present at the meeting.

     If you abstain from voting, either by Proxy or in person at the Annual Shareholders Meeting, you will effectively vote "AGAINST" a nominee, because your votes cannot be deemed voted "FOR" a nominee.

     In addition, "broker non-votes" will have no effect because they are not considered "shares present" for voting purposes. Proxies cannot be voted for more than five persons.

Withdrawal of Nominees

     Prior to his or her election, a nominee may decide to withdraw his or her nomination, or may become unable to serve as a director for other reasons. If that occurs, the shares represented by your Proxy will be voted "FOR" a nominee designated by our Board of Directors to replace the withdrawing nominee. Our Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

================================================================================

        The Board of Directors recommends that you vote FOR the nominees for the Board of Directors listed above.

================================================================================


            Item 2 - Fourth Restated Certificate of Incorporation and
                       Amendment of Article Fourth, Part 7

     At the Annual Shareholders Meeting, we will ask you to approve our Fourth Restated Certificate of Incorporation, including an amendment to Article Fourth,
Part 7, of the Certificate.

Reason for Amendment and Restatement

     We are amending our Certificate of Incorporation in accordance with our listing agreement with the New York Stock Exchange, Inc. Effective December 15, 1997, shares of our Common Stock began trading on the New York Stock Exchange. Under our agreement with the New York Stock Exchange, we are required to amend our Certificate of Incorporation in order to add the provision set forth below.

     Coincidentally with the amendment, we are restating our Certificate of Incorporation in order to assemble all of the amendments that have been made since July 27, 1990, when we last restated our Certificate of Incorporation, and restate them in a single document.

Proposed Amendment and Restatement

     On January 20, 1998, our Board of Directors found the following amendment to our Certificate of Incorporation to be advisable in order to meet our agreement with the New York Stock Exchange, and approved the amendment of Article Fourth, Part 7 to our Certificate of Incorporation to read as follows:

          Part 7. New York Stock Exchange, Inc.

          Nothing contained in this Certificate shall impair the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc.

     In addition, the Board of Directors found the fourth restatement of our Certificate of Incorporation, including the amendment to Article Fourth, Part 7 as set forth above, to be advisable and recommended the proposed Fourth Restated Certificate of Incorporation to our shareholders for approval.

     The Fourth Restated Certificate of Incorporation incorporates all amendments made to the Certificate of Incorporation since July 27, 1990, when the Company's Third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware. The full text of the Fourth Restated Certificate of Incorporation, including the amendment to Article Fourth, Part 7, as set forth above, is attached as Exhibit A to this Proxy Statement.

Procedure for Amendment and Restatement

     Our company was reincorporated on June 9, 1978, when we filed our Certificate of Incorporation with the Secretary of State of Delaware. (Prior to then, we were incorporated under the laws of the state of Washington.) Our Certificate of Incorporation sets forth detailed provisions governing our organization, operations and, in particular, the rights of our shareholders.

     Because we are now incorporated under the laws of the State of Delaware, we are governed by Delaware's General Corporation Law. The General Corporation Law permits us to amend, from time to time, our Certificate of Incorporation. In general, all amendments to our Certificate of Incorporation must first be approved by our Board of Directors, then approved by shareholders holding a majority of the votes of the issued and outstanding shares of our Common Stock and Class B Common Stock.

     In addition, the Delaware General Corporation Law permits us to restate our Certificate of Incorporation. By restating our Certificate of Incorporation, we are able to assemble all of the amendments that have been made to date and restate them in a single document. To date, we have restated our Certificate of Incorporation three times.

Effect Upon Shareholders Rights

     Approval of the Fourth Restated Certificate of Incorporation, including the amendment to Article Fourth, Part 7, will, as a practical matter, have no effect upon the rights of our shareholders. The amendment relates only to the New York Stock Exchange's ability to settle transactions in our Common Stock.

Voting

     In any circumstance, if you do not vote "FOR" the amendment and restatement of our Certificate of Incorporation, either in person or by Proxy, you will effectively vote "AGAINST" that action. The amendment and restatement of our Certificate of Incorporation can only be approved by a majority of votes of our issued and outstanding Common Stock and Class B Common Stock. Thus, shares that are (i) not present at the meeting, (ii) present but not voted, or (iii) voted "AGAINST" that action, will effectively constitute votes "AGAINST" the amendment and restatement.

===============================================================================

    The Board of Directors recommends that you vote FOR the Fourth Restated Certificate of Incorporation, including the amendment of Article Fourth, Part 7.

================================================================================


                             Item 3 - Other Matters

     Our Board of Directors knows of no other matters to be brought before this Annual Shareholders Meeting. However, if other matters should properly come before the meeting, the persons named in the Proxy intend to vote the Proxy in accordance with our management's recommendations on such matters.

                                 * * * * * * * *

                               Company Information

     The following sections set forth information that you may find useful in preparing for the Annual Shareholders Meeting. For additional information regarding our business and operations, please refer to our Annual Report on Form 10-K, which accompanies this Proxy Statement.

                               Board of Directors

Directors Information

     Biographical and professional information regarding our directors and the director nominees is set forth under "Item 1 - Election of Directors" above.

Meetings

     Our Board of Directors met one (1) time during 1997. All of the directors attended that meeting.

     In addition to taking actions at meetings, our Board of Directors is authorized, pursuant to the Delaware General Corporation Law, to take action without meetings by executing unanimous written consents. Most of the corporate actions approved by our Board of Directors during 1997 were taken by unanimous written consents in lieu of full meetings.

Audit Committee

     Our Board of Directors established an Audit Committee on September 13, 1995, comprised of Messrs. Cooley, Gilchrist and Thielen. The Audit Committee reviews, with the auditors, the scope of the audit and the financial statements. The Committee also is responsible for recommending to the Board a firm of independent auditors to act as our independent auditor. The Audit Committee met one (1) time during 1997.

Other Committees

     Our Board of Directors has not designated either a compensation committee or a nomination committee. Thus, all compensation matters and nominations for our Board of Directors are considered by our Board of Directors as a whole.

Directors' Fees

     Those directors who we do not employ as officers receive a quarterly fee of $5,000. In addition, we reimburse each nonemployee director up to $1,500 per quarter for his or her out-of-pocket expenses in connection with attendance at meetings of the Board of Directors. Nonemployee directors are eligible to receive their directors' fees in the form of shares of our Common Stock, as discussed in "Nonemployee Directors Equity Compensation Plan" below.

     Additional information regarding our directors' and director nominees' stock ownership, compensation and related matters is set forth under "Share Ownership" and "Executive Compensation" below.

Nonemployee-Directors' Equity Compensation Plan

     Our Nonemployee-Directors' Equity Compensation Plan was approved by our Board of Directors in 1995 and by our shareholders in 1996. Directors who do not also serve as employees are eligible to participate in the plan. The plan's purpose is to allow nonemployee directors to elect to receive directors' fees in the form of shares of our Common Stock instead of in cash. There are a total of 100,000 shares of Common Stock authorized and reserved for issuance under the plan.

     Nonemployee directors who want to receive their directors' fees in shares of Common Stock must submit a written election to us before their quarterly directors' fees become due and payable for a given quarter. We issue a number of shares to each nonemployee director as calculated against the closing price on the last trading day of the quarter, as quoted on the New York Stock Exchange. Thus, a nonemployee director receives the number of shares that he could have purchased for $5,000 on the open market as of closing on the last trading day of the quarter.

     As of December 31, 1997, Richard P. Cooley, M. Ian G. Gilchrist, and Michel
C. Thielen have each received 2,303 shares of Common Stock (including 1,570 shares issued during 1997) pursuant to their respective elections under the plan. Detailed information concerning our directors' stock ownership is included under "Share Ownership" below.

                               Executive Officers

Biographical and Professional Information

         Biographical and professional information regarding our executive officers is set forth in the share ownership table under "Share Ownership" below.

Compensation

         All of our executive officers receive compensation for their services. The Securities and Exchange Commission requires us to disclose, in this Proxy Statement, compensation information concerning those executive officers who received aggregate cash compensation in excess of $100,000 during the last fiscal year.

         The  following  table  sets  forth  that   information,   which  covers
compensation paid or accrued during the fiscal years ended December 31, 1997, 1996 and 1995.

                                                     Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------

                                                                                      Long Term Compensation
                                                                                     -----------------------  All Other Compensation
                                                                                                             ----------------------

                                                      Annual Compensation               Awards    Payouts
                                         --------------------------------------------  ---------- --------
                                                                                       Securities              Savings
                                                                          Other Annual Underlying   LTIP         and
 Name and Principal                                                       Compensation  Options    Payouts    Retirement    Other($)
 Position                                 Year    Salary ($)   Bonus ($)    ($)(1)       (#)      ($)(2)     Plan ($)(3)      (4)
-----------------------------------------------------------------------------------------------------------------------------------
Barry A. Ackerley,                       1997     $500,016     $200,000      N/A        -0-         $-0-       $  6,400     $ 13,182
Co-Chair of the                          1996     $500,016     $200,000      N/A        -0-         $-0-       $  6,000     $  6,318
Board and Chief                          1995     $500,016     $200,000      N/A        -0-         $-0-       $  6,000     $ 18,706
Executive Officer

Gail A. Ackerley,                        1997     $200,000     $ 30,000      N/A        -0-         $-0-         $-0-       $  4,050
Co-Chair of the                          1996        N/A          N/A        N/A        -0-         N/A           N/A          N/A
Board and                                1995        N/A          N/A        N/A        -0-         N/A           N/A          N/A
Co-President (5)

William N. Ackerley,                     1997     $300,000     $ 45,000      N/A        -0-       $420,975     $  6,400     $    594
Co-President and                         1996     $216,010     $ 25,489      N/A        -0-         $-0-       $  6,000     $    594
Chief Operating                          1995     $208,200     $ 30,731      N/A       20,000       $-0-       $  6,000     $    486
Officer

Denis M. Curley,                         1997     $259,992     $ 47,802      N/A        -0-       $561,300     $  6,400     $  2,484
Co-President and                         1996     $200,000     $ 23,600      N/A        -0-         $-0-       $  4,863     $  1,566
Chief Financial                          1995     $192,500     $ 28,248      N/A       30,000       $-0-       $  6,000     $  1,566
Officer, Treasurer
and Secretary

Keith W. Ritzmann                        1997     $115,440     $  9,628      N/A        -0-       $140,325     $  4,618     $  1,031
Senior Vice                              1996     $111,000     $ 10,268      N/A        -0-         $-0-       $  4,440     $    577
President and Chief                      1995     $106,800     $ 10,168      N/A        5,000       $-0-       $  4,272     $    552
Information Officer,
Controller and
Assistant Secretary
--------------------------------------

(1) None of the Named Executives received perquisites or other personal benefits, in any of the years shown, in an aggregate amount equal to or exceeding the lesser of (i) $50,000 or (ii) 10% of the executive's total annual salary and bonus for each year.

(2) The amounts appearing in this column are the value as of December 31, 1997, 1996 and 1995, respectively, difference between the market price and the exercise price for shares exercised under our Employees Stock Option Plan.

(3) The amounts appearing in this column are our contributions and credits on behalf of each named executive under our Savings and Retirement Plan.

(4) Includes value of life insurance in excess of $50,000 for each of the Named Executives and imputed interest on indebtedness to us incurred by Barry Ackerley for the years 1997 and 1995.

(5)  Ms. Ackerley was elected Co-President on November 3, 1997.

Stock Option Grants & Exercises

     Our executive officers are eligible to receive options to acquire shares of our Common Stock pursuant to our Employee Stock Option Plan. The Board of Directors did not grant any options to executive officers during 1997. Some of our executive officers did, however, exercise options that had previously been granted to them during 1997. Information concerning our Employee Stock Option Plan and options exercised during 1997 is set forth under "Stock Options" below.

Long Term Incentive Plans

     We did not grant any long-term incentive compensation to any of our executive officers during 1997.

Board of Directors Interlocks and Insider Participation

     As noted above, our Board of Directors has no separate compensation committee. Thus, the Board as a whole determines the compensation to be paid to our executive officers as well as the options to be granted to any executive officer at any time. Barry A. Ackerley, our Chief Executive Officer, and his wife, Gail A. Ackerley, one of our Co-Presidents, served on the Board of Directors during the past fiscal year.

Board Report of Executive Compensation

     In determining the compensation paid to our executive officers in 1997, the Board employed compensation policies designed to align the compensation with our overall business strategy, values and management initiatives. These policies are intended to reward executives for enhancing the long-term value of our assets, to support a performance-oriented environment that rewards achievement of internal goals and recognizes our performance compared to performance levels of companies in its industries, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of our operations. The Board believes that by striving to best obtain these goals the executive officers should enhance shareholder value for the long-term.

     The key components of executive officer compensation are (i) salary, which is based on factors such as the individual officer's level of responsibility and comparisons to similar positions in our subsidiaries and comparable media and advertising companies; (ii) cash bonus awards, which are based on individual performance and the performance of our operations, measured primarily in terms of increases in our Operating Cash Flow and accomplishment of our strategic goals; and (iii) stock option awards which are intended to increase the motivation for an interest in our long-term success as measured by our share price.

     The Board based the 1997 compensation of the executive officers on the policies described above. The executives' salaries in 1997 were based on a variety of factors including the salaries of the executive officers of comparable media advertising companies. Cash bonuses were paid to executive officers at year-end, primarily in recognition of our progress during the year in improving our Operating Cash Flow, achieving a record level of sales and net income and pursuing our overall strategic goals. Individual performance was also taken into account.

     The Board based the 1997 compensation of the Chief Executive Officer on the policies described above. The Chief Executive Officer's salary in 1997 remained at the same level as last year's and is believed to be in the lower range of salaries of the chief executive officers of comparable media advertising companies. The cash bonus which was paid to the Chief Executive Officer for 1997 was primarily in recognition of another year of record-level sales and net income as well as our substantial progress, as determined by the Board of Directors, during the year toward pursuing our overall strategic goals and attaining our long-term goal of increasing our earnings per share.

     Barry A. Ackerley, Director              M. Ian G. Gilchrist, Director
     Gail A. Ackerley, Director               Michel C. Thielen, Director
     Richard P. Cooley, Director

                                 Share Ownership

Directors, Executive Officers and Principal Shareholders

     All of our directors and executive officers own shares of our Common Stock; some of our directors and executive officers also own shares of our Class B Common Stock. Barry A. Ackerley and Gail A. Ackerley together beneficially own in excess of five percent (5%) of the outstanding shares of our Common Stock and Class B Common Stock. In addition, there are two (2) other shareholders, Gabelli Funds, Inc. and the Capital Group Companies, Inc., who own in excess of five percent (5%) of the outstanding shares of our Common Stock.

     The following table sets forth information regarding the share ownership of our nominees for director, current directors, executive officers and principal shareholders, as well as information for our directors and executive officers as a group. The information in the following table is current as of March 13, 1998, except for the share ownership of Gabelli Funds, Inc. and The Capital Group Companies, Inc., which is current as of March 13, 1998 and February 10, 1998, respectively.

 ------------------------------------------------- -----------------------------------------------------------------
 Name, Age and                                              Shares of the Company's Common Stock
 Principal Occupation                                       and Class B Common Stock and Percent
 During Past Five Years                                     of Class Beneficially Owned (1)
 ------------------------------------------------- -----------------------------------------------------------------

                                                                                          Class B
                                                      Common Stock        Percent      Common Stock       Percent
                                                      ------------        -------      ------------       -------

 Barry A. Ackerley, 63                               10,194,043(2)         49.6%     10,960,029(2)        99.2%
 Co-Chair and Chief Executive Officer of the
 Company;
 Company Director since 1975

 Gail A. Ackerley, 60                                10,194,043(3)         49.6%      10,960,029(3)       99.2%
 Co-Chair and Co-President of the Company
 Chairman of Ackerley Corporate Giving
 (Company's charitable activities);
 Company Director since 1995

 Richard P. Cooley, 74                                    6,100              *              -0-              *
 Retired, Chairman (1988-April 1994)
 and Chief Executive Officer (1988-1991),
 Seattle-First National
 Bank; director, Egghead Software Inc.;
 Company Director since 1995

 M. Ian G. Gilchrist, 48                                  1,180              *              -0-              *
 Managing Director (May 1995-present), Salomon
 Smith Barney (formerly Salomon Brothers, Inc.);
 Managing Director (February 1992-May 1995), CS
 First Boston Corporation (investment banking -
 media/telecommunications);
 Company Director since 1995

 Michel C. Thielen, 63                                    2,960              *              -0-              *
 Chairman of the Board and President, Thielen &
 Associates (advertising agency);
 Vice President, Executive Wings, Inc. (airport
 operations company);
 Company Director since 1979

 William N. Ackerley, 37                                 52,029              *          30,578(4)            *
 Co-President and Chief Operating Officer of the
 Company

 Denis M. Curley, 50                                     40,002              *              -0-              *
 Co-President and Chief Financial Officer,
 Treasurer and Secretary
 of the Company

 Keith W. Ritzmann, 45                                   10,802              *              200              *
 Senior Vice  President and Chief Information
 Officer, Controller and Assistant Secretary
 of the Company


 Name, Age and                                              Shares of the Company's Common Stock
 Principal Occupation                                       and Class B Common Stock and Percent
 During Past Five Years                                     of Class Beneficially Owned (1)
 ------------------------------------------------- -----------------------------------------------------------------

                                                                                          Class B
                                                      Common Stock        Percent      Common Stock       Percent
                                                      ------------        -------      ------------       -------

 Gabelli Funds, Inc.                                    2,521,900          12.3%            -0-              *
 One Corporate Center
 Rye, NY 10580-1434

 The Capital Group Companies, Inc.                      1,285,000          6.2%             -0-              *
 (5% shareholder)
 333 South Hope St., 52nd Floor
 Los Angeles, CA 90071

 All Directors and Executive                           10,307,116          50.1%        10,990,807         99.4%
 Officers as a group (8 persons)

----------
(1) Unless otherwise indicated, represents shares over which each nominee exercises sole voting or investment power.

(2) Barry Ackerley and Gail Ackerley are husband and wife. Includes 7,264 shares of Common Stock and 264 shares of Class B Common Stock held by Gail
      A. Ackerley, of which Mr. Ackerley disclaims beneficial ownership.

(3) Barry Ackerley and Gail Ackerley are husband and wife. The amount shown includes 10,186,779 shares of Common Stock and 10,959,765 shares of Class B Common Stock held by Barry A. Ackerley, of which Ms. Ackerley disclaims beneficial ownership.

(4) Includes 18,966 shares of Class B Common Stock held by his minor children, for which William Ackerley exercises sole voting and investment power as custodian under the Washington Uniform Transfer to Minor Act.

*        Indicates amounts equal to less than 1% of the outstanding shares.

Section 16(a) - Beneficial Ownership Compliance

     Our directors and executive officers, and persons holding more than ten percent (10%) of our outstanding Common Stock and Class B Common Stock, are required to report their share ownership to the Securities and Exchange Commission. In general, those parties must report their share ownership (1) when they become directors, executive officers or ten percent shareholders, and (2) whenever they engage in share transactions involving our Common Stock and Class B Common Stock.

     Federal securities laws impose strict deadlines for filing such reports. In addition, we are required to disclose, in this Proxy Statement, any failure by our directors and executive officers to file reports in accordance with deadlines.

     Based upon the written representations of our directors and executive officers, and copies of the reports that they have filed with the Securities and Exchange Commission, we have determined that our directors and executive officers have timely filed all of the reports that they were required to file during 1997, with the exception of M. Ian G. Gilchrist who failed to report his gift of 1,780 shares of Common Stock effected on December 4, 1997 on Form 5 by February 14, 1998. Mr. Gilchrist subsequently reported the transaction on Form 5, filed on March 16, 1998.

Stock Purchase Agreements

     In 1981, we entered into various Stock Purchase Agreements with several key employees. Under the Stock Purchase Agreements, we became obligated to sell shares of our Common Stock and Class B Common Stock to various parties at a price per share equal to the fair market value of the stock when the agreements were executed.

     In 1989, we entered into amendments to some of the Stock Purchase Agreements. Under those agreements, as amended, the holders may purchase shares at any time within ten years from the date of the amendment. The holders can purchase the shares with funds which have been credited to escrow accounts, which are subject to certain earlier termination provisions.

     Under certain circumstances, we may have a right of first refusal on the sale of any shares of Common Stock and Class B Common Stock acquired pursuant to the Stock Purchase Agreements. In connection with the Class B Common Stock dividend in June 1987, we amended the Stock Purchase Agreements to provide for the distribution of one share of Class B Common Stock at no extra cost to the holder for each share of Common Stock subject to the Stock Purchase Agreement at the time such Common Stock is purchased.

     As of December 31, 1997, there was an aggregate of 52,500 shares of Common Stock and an equal number of shares of Class B Common Stock subject to Stock Purchase Agreements, at a weighted average purchase price per share of $2.00 per share of Common Stock. During 1997, no rights to purchase Common Stock or Class B Common Stock under any Stock Purchase Agreement were exercised. No executive officers hold outstanding Stock Purchase Agreements.

                                  Stock Options

Stock Option Plan

     From time to time, we issue stock options to certain employees eligible to receive such options pursuant to our Employees Stock Option Plan. The plan was approved by our Board of Directors and our stockholders in 1983. In 1994, the plan was amended, with the approval of the shareholders, to, among other things, extend the plan's term and to increase the number of shares available for stock option grants. A total of 1,000,000 shares of Common Stock have been authorized and reserved for issuance under the plan. The terms of all options granted under the plan, other than options granted to a 10% shareholder, may not exceed ten years.

     The plan allows us to grant both "incentive stock options" and "nonqualified stock options" to our employees, including our corporate officers. "Incentive stock options" are options which, as required by Section 422 of the Internal Revenue Code of 1986, as amended, must have exercise prices equal to or greater than the fair market value of the Common Stock on the date the options are granted. The exercise price of any incentive stock options granted to employees who own more than 10% of the voting rights of our outstanding capital stock, however, must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years.

     Nonstatutory stock options are not subject to the special exercise price restriction imposed upon incentive stock options by the Internal Revenue Code. The exercise price of all nonstatutory stock options granted under the plan is determined by our Board of Directors in its sole discretion.

     Our Board of Directors administers the plan, and determines employees who are granted options and the terms of those options (including the term of the option, exercise price, number of shares subject to the option and the exercisability of the option). Options cannot be transferred other than by will or the laws of descent and distribution. Only the holder can exercise the options granted to him or her during his or her lifetime.

     Generally, options vest and become exercisable five years from the date of grant and terminate ten years from the date of grant. Options may terminate earlier, however, if the holder's employment is terminated. If we merge with another corporation, or if we sell substantially all of our assets, then (i) each option outstanding at that time must be assumed by the surviving corporation, (ii) an equivalent substitute option must be provided by the surviving corporation, or (iii) our Board of Directors may take other action, including authorizing unvested options to become exercisable at an earlier time.

     As of December 31, 1997, we had granted options to purchase an aggregate of 320,600 shares of Common Stock and all of which remain outstanding at a weighted average exercise price of $4.75 per share, leaving 230,250 shares of Common Stock available for future grants under the plan. During 1997, stock options for 367,400 shares of Common Stock were exercised.

Option Grants in Last Fiscal Year

     Pursuant to our Stock Option Plan, we have, from time to time, granted options to acquire shares of our Common Stock to some of our officers. No options were granted, to any of our officers during 1997.

Option Exercises in Last Fiscal Year

     This table includes the number of shares covered by both exercisable and non-exercisable stock options held by each of our executive officers as of December 31, 1997. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.


                Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
-------------------------------------------------------------------------------------------------------------------
                                                                                     No. of Shares
                                                                                       Underlying             Value of
                                                                                  Unexercised Options         Unexercised
                                                                                       at Fiscal        In-the-Money Options
                                                                                        Year-End         at Fiscal Year-End
                                            Shares Acquired         Value              exercisable/          exercisable/
          Name                                on Exercise         Realized ($)        unexercisable (#)     unexercisable ($)
--------------------------               -----------------------  ------------   ----------------------  ---------------------
Barry A. Ackerley                                N/A                 N/A                  N/A                    N/A
Gail A. Ackerley                                 N/A                 N/A                  N/A                    N/A
William N. Ackerley                             30,000             421,875             -0-/20,000             -0-/186,200
Denis M. Curley                                 40,000             562,500             -0-/30,000             -0-/363,125
Keith W. Ritzmann                               10,000             140,625             -0-/ 5,000             -0-/ 46,563


Repricing, Replacement or Cancellation and Regrant of Options

     No adjustments or amendments to the exercise price of stock options previously awarded to any of our executive officers were made at any time during 1997.

                           Savings and Retirement Plan

     In 1978, we adopted our Savings and Retirement Plan. The Savings and Retirement Plan was amended, effective January 1, 1985, to convert it to a plan qualified under Section 401(k) of the Internal Revenue Code, as amended.

     All employees who have served at least three months as of the beginning of a calendar quarter, including employees of our subsidiaries who are not covered by a collective bargaining agreement, may participate in the plan. We may waive the exclusion of employees subject to collective bargaining agreements in individual cases. As of December 31, 1997, all of our subsidiaries were participating in the plan.

     The plan allows eligible employees to elect to have their base salary reduced from 2% to 15%, up to limit imposed by the Internal Revenue Code. We then contribute that amount, plus an equal amount provided by us (up to a maximum of 4% of the employee's pre-reduction monthly salary), to an independently managed trust. We also may make an additional voluntary contribution, which is allocated pro rata among all participating employees based on the amount of their contributions during a particular year.

     Our obligation to provide additional compensation vests over a period of 5 years. Once an employee has completed 3 years of service, we begin contributing a portion of the additional contribution. Once an employee has completed 5 years of service, we contribute 100% of the additional contribution. We may be obligated to contribute 100% before an employee completes 5 years of service if he or she turns 65, becomes totally disabled or dies.

     All amounts contributed by an employee, and those portions of the amounts contributed by us that have vested, are payable in a single lump sum or a qualified joint and survivor annuity upon retirement, total disability, death or termination of employment. The amounts that we contributed on behalf of our named executive officers during 1997 is disclosed in the Summary Compensation Table under the column entitled "All Other Compensation."

                   Shareholder Return Performance Presentation

     The SEC requires us to include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index or other broad market index performance and either a nationally recognized industry standard or an index of peer companies that we select. We have selected the S&P 500 Stock Index and the mutual fund, Fidelity Select Multimedia Portfolio, as an index of peer companies.

     The following chart compares total cumulative shareholder return for $100 invested in the Common Stock of The Ackerley Group, Inc. on December 31, 1992 with the cumulative total return of the S&P 500 Stock Index and Fidelity Select Multimedia Portfolio for the five most recently completed fiscal years.

                Comparison of Five Year Cumulative Total Return
               Among The Ackerley Group, Inc., S&P 500 Index Abd
                      Fidelity Select Multimedia Portfolio

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


                               Base     1993     1994     1995     1996     1997
                               ----     ----     ----     ----     ----     ----
The Ackerley Group, Inc.       $100     $205     $257     $581     $895   $1,290
S&P 500 Index                  $100     $100     $105     $141     $170     $223
Fidelity Select Multimedia     $100     $138     $143     $192     $194     $246

                 Certain Relationships and Related Transactions

Aircraft Transaction

     In June 1990, a corporation owned by our Co-Chair and Chief Executive Officer, Barry A. Ackerley, and our Co-Chair and one of our Co-Presidents, Gail
A. Ackerley, entered into an agreement with one of our subsidiaries to provide air transportation services for the Seattle SuperSonics and other purposes. The agreement called for monthly fees of approximately $63,000 for such services. This agreement terminates in Mid-1998.

Family Relationships

     During 1997, we employed William N. Ackerley and Kimberly Cleworth, both of whom are the children of Barry A. Ackerley and Gail A. Ackerley. William Ackerley serves as our Co-President and Chief Operating Officer. Details regarding his compensation, stock ownership, and related matters is set forth above. Kimberly Cleworth served as our Vice President of Marketing through June 13, 1997, when her employment terminated. She was paid a total of $63,489 during 1997 as compensation.

Advances

     From time to time we have advanced funds to certain executive officers for their personal use. Interest on that indebtedness accrues at the same rate as that charged to us on our senior bank debt, which is presently 7.5%.

     Since January 1, 1995, the highest  aggregate amount of such loans to Barry
A. Ackerley was $1,025,000. For the years ended December 31, 1997, 1996 and 1995, the aggregate outstanding principal amounts of such loans were $1,025,000, $-0- and $-0-, respectively. In August 1997, we advanced $123,977 to William N. Ackerley, and $165,303 to Denis Curley.

                 Relationship with Independent Public Accountant

     The firm of Ernst & Young LLP performed the audit of our consolidated financial statements for the year ended December 31, 1997. The Board of Directors has appointed Ernst & Young LLP as our independent auditors for the current year. Shareholders are not required to take action on this selection. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given the opportunity to present a statement if they so desire and will be available to respond to appropriate questions.

                  Information Concerning Shareholder Proposals

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders scheduled to be held May 3, 1999 must be received for inclusion in the Proxy Statement and form of Proxy relating to that meeting by November 30, 1998.

                                      By Order of the Board of Directors



                                      -----------------------------------------
Seattle, Washington                   Denis M. Curley
March 27, 1998                        Co-President and Chief Financial Officer,
                                      Secretary and Treasurer


===============================================================================

                             YOUR VOTE IS IMPORTANT

We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Shareholders Meeting in person. If you do attend the Annual Shareholders Meeting, you may then withdraw your proxy. Any person giving a proxy may revoke it prior to its exercise.

===============================================================================

                                 FOURTH RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE ACKERLEY GROUP, INC.


     The present name of this corporation is The Ackerley Group, Inc. (the "Corporation"). The Corporation was incorporated under the name Ackerley Incorporated. By adopting this Fourth Restated Certificate of Incorporation, the Third Restated Certificate of Incorporation is being further amended by adding Article FOURTH, Part 7. The original Certificate of Incorporation of the Corporation was filed on June 9, 1978. This Fourth Restated Certificate of Incorporation was duly proposed by the directors and adopted by the stockholders of the Corporation in accordance with the provisions of accordance with the provisions of Sections 245, 242, and 228 of the Delaware General Corporation Law.

     The Corporation's Third Restated Certificate of Incorporation is amended and restated to read in full as follows:

     FIRST: The name of the Corporation is The Ackerley Group, Inc.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is SIXTY-ONE MILLION FOUR HUNDRED SIX THOUSAND FIVE HUNDRED TEN (61,406,510), divided into two (2) classes as follows:
(i) Fifty Million (50,000,000) shares of Common Stock with a par value of One Cent ($.01) per share (the "Common Stock"); and (ii) Eleven Million Four Hundred Six Thousand Five Hundred Ten (11,406,510) shares of Class B Common Stock with a par value of One Cent ($.01) per share (the "Class B Common Stock").

     A statement of the designations and the powers, preferences and rights and the qualifications, limitation or restrictions shall be as to the Common Stock and Class B Common Stock as set forth below:

                                  COMMON STOCK

     Except as otherwise provided herein, all shares of Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

     Part 1. Voting Rights.

     Except as otherwise required by law, the holders of Common Stock will be entitled to one (1) vote per share on all matters to be voted on by the Corporation's stockholders. The holders of Class B Common Stock will be entitled to ten (10) votes per share on all matters to be voted on by the Corporation's stockholders. Neither the Common Stock nor the Class B Common Stock shall have cumulative voting rights, whether voting as separate classes or a single class. Except as otherwise required by law, Common Stock and Class B Common Stock shall vote as a single class on all matters presented for a vote of the stockholders of the Corporation.

     Part 2. Restrictions an Transfer of Class B Common Stock.

     (a) No person holding shares of Class B Common Stock of record (a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, any shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a Permitted Transferee (a "Permitted Transfer"). The term Permitted Transferee has the following meanings with respect to each Class B Holder:

          (i) The following persons shall be "Permitted Transferees" of each Class B Holder who is a natural person:

               A. The spouse or former spouse of such Class B Holder; any Original Holder (as defined in clause (c) of this Part 2) or the spouse or former spouse of any Original Holder; any lineal descendant of any Original Holder or of the spouse or former spouse of any Original Holder; and any spouse or former spouse of such lineal descendant (hereinafter such Class B Holder's "Family Members");

               B. The trustee or trustees of a voting trust of which a Controlling Number (as defined in clause (c) of this Part 2) of such trustees are any of the following (each a "Qualified Persons"): (1) such Class B Holder, (2) one of such Class B Holder's Family Members,
          (3) an executive officer (as defined in Rule 3b-7 of the General Rules and Regulations under the Exchange Act, as in effect on July 21, 1987, the effective date of the Second Restated Certificate of Incorporation) of the Corporation or any wholly owned subsidiary of the Corporation, or (4) any person who is the duly designated initial or subsequent successor of an Original Holder in accordance with the terms of such voting trust;

               C. The trustee or trustees of a trust (other than a voting trust) solely for the benefit, of such Class B Holder or one or more of such Class B Holder's Permitted Transferees described in each subclause of this clause (a) other than subclause (b) or this subclause (c);

               D. Any organization contributions to which are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 664 of the Internal Revenue Code as it may from time to time be amended, and of which a Controlling Number of the members of the Board or Directors or other governing body or group having the ultimate authority, inter alia, to vote, dispose or direct the voting or disposition of the shares of Class B Common Stock held by such organization ("Governing Body") are Qualified Persons (a "Charitable Organization");


               E. A corporation of which a majority of the outstanding shares of capital stock entitled to vote generally for the election of directors is beneficially owned by, or a partnership of which a majority of the partnership interests entitled to participate in the management of the partnership are beneficially owned by, such Class B Holder or his or her Permitted Transferees described in each subclause of this clause
          (i) other than this subclause (E); and

               F. If the Class B Holder is deceased, bankrupt or insolvent, the estate of such Class B Holder.

          (ii) In the case of one or more Class B Holders holding shares of Class B Common Stock as trustees pursuant to a voting trust or any other trust (other than a Charitable Organization or a trust described in clause
     (d) below) as a result of a Permitted Transfer, "Permitted Transferee" means, with respect to each share of Class B Common Stock so transferred to such trustees, (A) any person who transferred such share of Class B Common Stock to such trustees and (B) any Permitted Transferee of any such transferor, and, with respect to each Subsequent Class B Share (as defined in (c) of this Part 2) held by such trustees, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

          (iii) In the case of one or more Class B Holders holding shares of Class B Common Stock as trustees pursuant to a trust (other than a voting trust or a Charitable Organization) which was irrevocable on July 21, 1987, the effective date of the Second Restated Certificate of Incorporation, "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

          (iv) In the case of any Charitable Organization that is a Class B Holder, "Permitted Transferee" means, (A) with respect to any share of Class B Common Stock transferred to such Charitable Organization in a Permitted Transfer, the transferor in such Permitted Transfer and any Permitted Transferee of such transferor and (B) with respect to each Subsequent Class B Share held by such Charitable Organization, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B share was issued.

          (v) In the case of a Class B Holder that is a corporation or partnership (other than a Charitable Organization) holding shares of Class B Common Stock as a result of a Permitted Transfer, "Permitted Transferee" means with respect to each share of Class B Common Stock so transferred to such corporation or partnership (A) any person who transferred such share are of Class B Common Stock to such corporation or partnership and (B) any Permitted Transferee of any such transferor, and, with respect to each Subsequent Class B Share held by such corporation or partnership, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

          (vi) In the case of a Class B Holder that is the estate of a deceased, bankrupt or insolvent Class B Holder, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder.

     (b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of pledgee and shall remain subject to the provisions of this Part
2. In the event of foreclosure or other similar action with respect to such shares by the pledgee, such pledges shares of Class B Common Stock may only he transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

     (c) For purposes of this Part 2:

          (i) The term "Controlling Number" means the minimum number of trustees, in the case of a trust, or members of a Governing Body, in the case of any other form of entity, whose affirmative vote is necessary to take any action on, or whose negative vote, abstention or failure to attend is sufficient to prevent any action with respect to the voting or disposition of shares of capital stock held by such entity;

          (ii) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (iii) The term "Original Holder" means any person to whom or trust to which shares of Class B Common Stock are issued in connection with the first issuance of such shares as a part of the 1987 stock dividend of the Corporation.

          (iv) The term "Subsequent Class B Share" means any share of Class B Common Stock issued by the Corporation to a Class B Holder in respect of an existing share of Class B Common Stock held by such Class B Holder.

          (v) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

          (vi) A minor for whom shares of Class B Common Stock are held pursuant to the Uniform Gifts to Minors Act, as in effect in any state, or any similar law, shall be considered a Class B Holder.

          (vii) Unless otherwise specified, the term "person" means both natural persons and legal entities.

          (viii) Without derogating from the election conferred upon the Corporation pursuant to paragraph clause (d) below, each reference to a corporation shall include any successor corporation resulting from merger or consolidation, and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

          (ix) The term "beneficial owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on July 21, 1987, the effective date of the Second Restated Certificate of Incorporation.

     (d) If at any time after July 21, 1987, the effective date of the Second Restated Certificate of Incorporation, any of the following events shall occur:

          (i) A Controlling Number of the trustees of any voting trust that is a Class B Holder shall cease to be Qualified Persons;

          (ii) A Controlling Number of the Governing Body of any Charitable Organization that is a Class B Holder shall cease to be Qualified Persons; or

          (iii) A corporation or partnership that first became a Class B Holder as a result of a Permitted Transfer shall thereafter by reason of any transfer of the beneficial ownership of the capital stock or partnership interests thereof cease to be a Permitted Transferee of the transferor in such Permitted Transfer;

then, at any time after the occurrence of any such event, upon the election of the Corporation given by written notice to the trustees of such voting trust, Charitable Organization, corporation or, partnership, as the case may be, without further act on anyone's part, each share of Class B Common Stock held by such entity shall be converted into one share of Common Stock, effective upon the giving of such notice, and the stock certificates formerly representing the shares of Class B Common Stock held by such entity shall thereupon and thereafter be deemed to represent such shares of Common Stock.

     (e) Anything contained in this Part 2 to the contrary notwithstanding:

          (i) Shares of Class B Common Stock may be registered in the names of more than one person only if each person in whose name the shares of Class B Common Stock are to be registered is a Permitted Transferee of each such other person. If shares of Class B Common Stock are registered in the names of more than one person in accordance with this subclause (i), then any transfer of such shares of Class B Common Stock to any Permitted Transferee of any person in whose name such shares are registered shall he a Permitted Transfer.

          (ii) Any transfer of shares of Class B Common Stock to an employee benefit plan established and maintained by the Corporation or any wholly owned subsidiary of the Corporation or any trustee or fiduciary with respect to any such plan in such capacity shall be a Permitted Transfer, and any such plan, trustee or fiduciary shall be a Permitted Transferee of any Class B Holder.

     (f) Any purported transfer of record or beneficial ownership of shares of Class B Common Stock other than in accordance, with the terms of this Part 2 shall, without any act on anyone's part, result in the conversion of each share of the purportedly transferred share of Class B Common Stock into one share of Common Stock effective on the date of such purported transfer, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Common Stock.

     (g) Shares of Class B Common Stock may be issued to, or registered in the names of the beneficial owners thereof, or in "street" or "nominee" name. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that the registered owner of such shares is in fact the beneficial owner of such shares.

     (h) The Corporation shall note on the certificates for shares of Class B Common Stock that the shares represented by such certificates are subject to the restrictions on transfer and registration of transfer imposed by this Part 2.

     Part 3. Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of the Common Stock and Class B Common Stock will be entitled to share equally, share for share, in such dividends.

     Part 4. Conversion.

     4.01 Conversion of Class B Common Stock. Each record holder of Class B Common Stock is entitled, at any time to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Common Stock; provided, that no holder of Class B Common Stock is entitled to convert any share or shares of Class B Common Stock to the extent that, as a result of such conversion, such holder or its affiliates would directly or indirectly own, control, or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates. The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of outstanding shares of Class B Common Stock, such number of shares of Common Stock as may be issuable upon the conversion of all such outstanding shares of Class B Common Stock.

     4.02 Conversion Procedure.

     (a) Each conversion of shares of Class B Common Stock into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation or, at the Corporation's election, at the office of the Corporation's designated transfer agent at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock, stating that such holder desires to convert the shares, or a stated number of shares, of Class B Common Stock represented by such certificate or certificates into Common Stock and that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and the receipt of such statement will obligate the Corporation to issue such Common Stock). Such conversion will be deemed to have been effected on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (b) Promptly after such surrender and the receipt of such written notice, the Corporation will issue, and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Common Stock issuable upon such conversion and (b) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

     (c) If the Corporation in any manner subdivides or combines the outstanding shares of the class of Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

     (d) The issuance of certificates for Common Stock upon conversion of Class B Common Stock, will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock.

     (e) The Corporation will not close its books against the transfer of Class B Common Stock or of Common Stock issued or issuable upon conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

     Part 5. Registration of Transfer.

     The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock and Class B Common Stock. Upon the surrender of any certificate representing shares of any such class at such place, the Corporation or its designated transfer agent will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     Part 6. Replacement.

     Upon receipt of evidence, reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock or Class B Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Part 7. New York Stock Exchange, Inc.

     Nothing contained in this Certificate shall impair the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc.

     FIFTH: So long as the Corporation or any of its subsidiaries hold authority from the Federal Communications Commission (or any successor thereto) to operate any television or radio broadcast station, if the Corporation has reason to believe that the ownership, or proposed ownership, of shares of capital stock of the Corporation by any stockholder or any person presenting any shares of capital stock of the Corporation for transfer into his name (a "Proposed Transferee") may be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined) such stockholder or Proposed Transferee, upon request of the Corporation, shall furnish promptly to the Corporation such information (including without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by such stockholder or Proposed Transferee is inconsistent with, or in violation of, the Federal Communications Laws. For purposes of this Article FIFTH, the term "Federal Communications Laws" shall mean any law of the United States now or hereafter in effect (and any regulation thereunder) pertaining to the ownership of, or the exercise of rights of ownership with respect to capital stock of corporations holding, directly or indirectly, television or radio station authorizations, including, without limitation, the Communications Act of 1934, as amended (the "Communications Act") , and regulations thereunder pertaining to the ownership, or the exercise of the rights of ownership, of capital stock of corporations holding, directly or indirectly, television or radio station authorizations, by (i) aliens, as defined in or under the Communications Act, as it may be amended from time to time, (ii) persons and entities having interests in television or radio stations, newspapers and cable television systems or (iii) persons or entities, unilaterally or otherwise, seeking direct or indirect control of the Corporation, as construed under the Communications Act, without having obtained any requisite prior Federal regulatory approval to such control.

     If any stockholder or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to the first paragraph of this Article or the Corporation shall conclude that the ownership of, or the exercise of any rights of ownership with respect to, shares of capital stock of the Corporation, by such stockholder or Proposed Transferee, could result in any inconsistency with, or violation of, the Federal Communications Laws, the Corporation may refuse to permit the transfer of shares of capital stock of the Corporation to such Proposed Transferee, or may suspend those rights of stock ownership the exercise of which would result in any inconsistency with, or violation of, the Federal Communications Laws, such refusal of transfer or suspension to remain in effect until the requested information has been received or until the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, is permissible under the Federal Communications Laws, and the Corporation may exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or Proposed Transferee, with a view towards obtaining such information or preventing or curing any situation which would cause any inconsistency with, or violation of, any provision of the Federal Communications Laws.

     The Corporation may note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article.

     For purposes of this Article, the word "person" shall include not only natural persons but partnerships, associations, corporations, joint ventures and other entities and the word "regulation" shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer a statutory provision of the Federal Communications Laws.

     SIXTH: Provisions for the management of the business and for the conduct of the affairs of the Corporation and provisions creating, defining, limiting and regulating the powers of this Corporation, the directors and stockholders are as follows:

     (1) The board of directors shall have the power to make, adopt, alter, amend and repeal the bylaws of the Corporation without the assent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors which shall constitute the whole board of directors of the Corporation subject to the right of the stockholders to alter, amend and repeal the bylaws made by the board of directors,

     (2) Election of directors of the Corporation need not be written ballot unless the bylaws so provide.

     (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the board of directors of the Corporation are hereby expressly empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the

Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware and of the Certificate of Incorporation as they may be amended, altered or changed from time to time and to any bylaws from time to time made by the directors or stockholders; provided, however, that no bylaws so made shall invalidate any prior act of the board of directors which would have been valid if such bylaw had not been made.

     SEVENTH: The Corporation shall, to the full extent permitted by law, including, without limitation, Section 145 of the Delaware General Corporation Law, indemnify all directors, officers, employees, agents and other persons whom it may indemnify pursuant thereto against any liability, and the expenses incurred in defense of such liability, that may be asserted, against or incurred by such person arising out of such person's status with or service to or at the request of the Corporation. The Corporation shall pay the expenses of any director or officer in defense of such liability in advance of the final disposition of the matter upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Nothing contained herein shall be deemed to require or make mandatory the purchase and maintenance of insurance as may be permitted under Section 145(g) of the Delaware General Corporation Law.

     EIGHTH: No director or former director of the Corporation shall be personally liable to this Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring prior to the date this Article EIGHTH became effective. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director or former director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     DATED: May 14, 1998.

                                    THE ACKERLEY GROUP, INC.



                                   --------------------------------------
                                   Barry A. Ackerley
                                    Co-Chair and Chief Executive Officer


ATTEST:



-----------------------------------------
Denis M. Curley
Co-President and Chief Financial Officer,
Secretary and Treasurer

                                      PROXY

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            THE ACKERLEY GROUP, INC.
                       PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned hereby appoints Keith W. Ritzmann and Carmen L. Smith, and each of them (with full power to act alone), proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of the voting common stock (including Common Stock and Class B Common Stock) of The Ackerley Group, Inc., Seattle, Washington ("Company") standing in my name as of March 25, 1998, at the Annual Shareholders Meeting to be held at The Rainier Club, 820 Fourth Avenue, Seattle, Washington, on Monday, May 4, 1998, at 9:00 a.m. Pacific Daylight Time, or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

1. ELECTION OF DIRECTORS. In the election of a new Board of Directors, I direct that my Shares be voted as follows:

          FOR all of the nominees listed below (except for those nominees listed in the following space):

           ----------------------------------------------------------

          AGAINST the nominees listed below.

          ABSTAIN from voting my shares for all nominees.

            Barry A. Ackerley - Gail A. Ackerley - Richard P. Cooley
                     M. Ian G. Gilchrist - Michel C. Thielen

2. AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION. I direct that my shares be voted as follows in the restatement of the Company's Certificate of Incorporation, including the amendment of Article Fourth, Part 7:

          FOR the amendment and restatement of the Company's Certificate of Incorporation

          AGAINST the amendment and restatement of the Company's Certificate of Incorporation

          ABSTAIN from voting my shares for the amendment and restatement of the Company's Certificate of Incorporation

3. WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment thereof.

===============================================================================

                             YOUR VOTE IS IMPORTANT

     We urge you to sign and return this proxy as promptly as possible, whether or not you plan to attend the Annual Shareholders Meeting in person. If you do attend the Annual Shareholders Meeting, you may then withdraw your proxy. Any person giving a proxy may revoke it prior to its exercise.

===============================================================================

We are aware of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of the management.

PLEASE SIGN AND DATE HERE:

                     -----------------------------------------------------------

Dated: ____, 1998    -----------------------------------------------------------

                    When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners must sign.